SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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

                             TTR TECHNOLOGIES, INC.

                    Notice of Annual Meeting of Stockholders

                                   ----------

      NOTICE IS HEREBY GIVEN that the 2000 annual meeting (the "Annual Meeting") of stockholders of TTR TECHNOLOGIES, INC. (the "Company") will be held in New York City, New York, at 10 A.M., on July 11, 2000, at the offices of Swidler Berlin Shereff Friedman, LLP 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room 12H, for the following purposes:

      (i) to elect four directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

      (ii) to amend the Certificate of Incorporation of the Company to increase the number of shares of common stock, par value $.001 per share (the "Common Stock"), that the Company is authorized to issue from time to time from 25 million to 50 million shares;

      (iii) to adopt the Company's 2000 Equity Incentive Plan;

      (iv) to ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2000; and

      (v) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on May 30, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                        By Order of the Board of Directors


                                        Marc D. Tokayer
                                        Chairman of the Board

June 14, 2000

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                             TTR TECHNOLOGIES, INC.

                                   ----------

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                           to be held on July 11, 2000

                                   ----------

                                  Introduction

      This Proxy Statement is sent to stockholders of TTR Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the offices of Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room 12H, on Tuesday, July 11, 2000, at 10:00 a.m., and any adjournment(s) thereof. The purposes of the Annual Meeting are:

      (i) to elect four directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

      (ii) to amend the Certificate of Incorporation of the Company to increase the number of shares of common stock, par value $.001 per share (the "Common Stock"), that the Company is authorized to issue from time to time from 25 million to 50 million shares;

      (iii) to adopt the Company's 2000 Equity Incentive Plan;

      (iv) to ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2000; and

      (v) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) for the election as directors of the nominees of the Board of Directors named below; (ii) for the proposal to amend the Certificate of Incorporation of the Company; (iii) for the adoption of the Company's 2000 Equity Incentive Plan;
(iv) for the proposal to ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2000; and (v) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

      Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting. This Proxy Statement is first being mailed to stockholders on or about June 14, 2000.

                                  VOTING RIGHTS

      All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on May 30, 2000, will be entitled to receive notice of and to vote at the Annual Meeting. As of May 30, 2000 the Company had outstanding a total of 16,321,439 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

      The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 3 (Adoption of 2000 Incentive Stock Option
Plan) and Proposal No. 4 (Ratification of Independent Public Accountants); and the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposal No. 2 (Amendment of Certificate of Incorporation). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals No. 2, 3, and 4. Broker non-votes will have no effect on Proposals No. 1, 3 and 4 and will be counted as votes against Proposal No. 2.

                    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

      The following table sets forth certain information, as of May 30, 2000, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors, nominees for directors, Named Executive Officers (as defined below) and significant employees and (c) all current directors and executive officers of the Company as a group.

                                           Number of Shares       Percent of
Name of Beneficial Owner (1)            Beneficially Owned (2)  Common Stock (2)
----------------------------            ----------------------  ----------------

Macrovision  Corporation (3) ............... 1,880,937                 11.5

Wall & Broad Equities, Inc ................. 1,000,000(4)               5.9

Dimensional Partners Ltd. .................. 1,280,000(5)               7.6

Joseph D. Samberg .......................... 1,600,000(6)               9.4

Machtec Limited (7) ........................ 1,202,000                  7.4

Marc D. Tokayer ............................   766,547(8)               4.6

Baruch Sollish .............................   195,000(9)               1.2

Emanuel Kronitz ............................   194,507(10)              1.2

Michael Fine ...............................         0                    *

Michael Braunold ...........................         0                    *

All directors and executive officers
as a group (5 persons) (11) ................ 1,156,054                  6.9

----------
*     Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o TTR Technologies Ltd., 2 Hanagar Street, Kfar Saba, Israel.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.
(3)   The address of such person is 1341 Orleans Drive, Sunnyvale, California
      94089.
(4) Includes 503,202 shares of Common Stock issuable upon exercise of warrants. Although Wall & Broad Equities, Inc. ("W&B") may be deemed to be the beneficial owner of 1,000,000 shares of Common Stock, the terms of the warrants held by W&B provide that W&B cannot exercise those warrants to the extent that such exercise would result in W&B and its affiliates beneficially owning more than 4.99% of the outstanding Common Stock. The actual number of shares of Common Stock issuable to W&B upon the exercise of its warrants is subject to adjustment and could be materially less or more than the number estimated in the table. This variation is due to factors that the Company cannot predict at this time. The most significant of these factors is the future market price of the Common Stock. The address of the principal business office of W&B is 4424 16th Ave., Brooklyn, New York 11204.
(5) Includes 360,000 shares of Common Stock issuable upon exercise of Class A Warrants and 180,000 shares issuable upon the exercise of Class B Warrants, which warrants are to be issued upon the exercise of the Class A Warrants. Dimensional Partners, Ltd. ("Dimensional II") is a Cayman Islands company with a principal business office at Corporate Center, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands. JDS Capital Management, Inc., a Delaware corporation ("JDSCM"), is the investment manager and subadvisor of Dimensional II. JDSCM and its President, Joseph
      D. Samberg ("Mr. Samberg"), have shared voting and dispositive power over the shares of Common Stock and warrants held by Dimensional II and may each be deemed a beneficial owner of those shares and warrants. The address of the principal business office of both JDSCM and Mr. Samberg is 780 Third Avenue, 45th Floor, New York, New York 10017.
(6) Includes (i) 90,000 shares of Common Stock issuable on upon the exercise of warrants held in the name of Dimensional Partners, L.P., a Delaware limited partnership ("Dimensional I"), and (ii) the shares of Common Stock beneficially owned by Dimensional II. Mr. Samberg is the managing member of JDS Asset Management, LLC, a Delaware limited liability company ("JDSAM") and the general partner of Dimensional I. As such, Mr. Samberg has shared voting and dispositive power over the shares of Common Stock and warrants held by Dimensional I and may be deemed a beneficial owner of those shares and warrants. The address of the principal business office of Mr. Samberg is 780 Third Avenue, 45th Floor, New York, New York 10017.
(7) The address of such person is 11 The Shrubberies, George Lane , South Woodford, London.
(8) Includes (i) 173,000 shares of Common Stock issuable upon the exercise of options issued under the Company's 1996 Employee Stock Option Plan and
      (ii) 324,274 shares of Common Stock held by The Tokayer Family Trust (the "Trust"). Mr. Tokayer's wife is the trustee of the Trust and Mr. Tokayer's children are its income beneficiaries. Mr. Tokayer disclaims beneficial ownership of all shares held by the Trust. Does not include 249,500 shares issuable upon exercise of options held by Gershon Tokayer, Mr. Tokayer's brother, as to which shares Mr. Tokayer disclaims beneficial ownership.
(9) Includes 120,000 shares of Common Stock issuable upon the exercise of options.
(10)  Represents shares of Common Stock issuable upon the exercise of options.
(11) Includes 293,000 shares of Common Stock issuable upon the exercise of options.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation earned by the Company's Chairman of the Board of Directors, CEO and President; the only other executive officer of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1999 (the "Named Executive Officers"); and a significant employee of the Company:

                                       Annual Compensation                      Awards
                               --------------------------------------   -----------------------
                                                                        Restricted   Securities
Name and                                                Other Annual       Stock     Underlying
Principal Position     Year    Salary($)    Bonus($)   Compensation($)   Awards($)   Options (#)
------------------     ----    ---------    --------   ---------------   ---------   -----------
Marc D. Tokayer        1999     108,075         --        27,676(1)           --          --
Chairman, CEO and      1998      64,430     12,019        14,423(1)           --          --
President              1997      73,850      7,647        26,307(1)           --          --
Emanuel Kronitz(2)     1999          --         --         7,158(1)           --     304,500
Chief Operating        1998      35,915         --            --              --          --
Officer                1997          --         --            --              --          --
Baruch Sollish
Vice-President-        1999     110,522         --        21,886(1)           --     130,000
Research &             1998      91,678     42,105        13,927(1)           --          --
Development            1997      99,931     50,000(3)     24,875(1)           --          --

----------

(1) Includes contributions to insurance premiums, car allowance and car expenses.
(2)   Mr. Kronitz's employment with the Company commenced on June 1, 1999.
(3) In consideration of Dr. Sollish's waiver of incentive bonus payments due to him under his employment agreement based on the Company's revenues of certain products, Dr. Sollish received in 1997 a one-time bonus payment of $50,000.

Option Grants in 1999

      The following table sets forth certain information concerning the individual option grants during the year ended December 31, 1999, to each of the Named Executive Officers:

                                          % of Total Options         Exercise
                        Number of              Granted to              Price
                  Securities Underlying   Employees in Fiscal
    Name           Options Granted (#)            Year                 ($/sh)     Expiration date
    ----           -------------------            ----                 ------     ---------------
Marc Tokayer                   0                    --                     --             --

Emanuel Kronitz          235,000                  25.2%                 $0.01           6/09

Emanuel Kronitz           69,500                   7.5%                 $0.01          11/09

Baruch Sollish            50,000                   5.4%                 $0.01           2/09

Baruch Sollish            20,000                   2.1%                 $0.01          11/09

Baruch Sollish            60,000                   6.4%                 $2.56          11/09

Aggregated Option Exercise Table

                                               Number of Securities          Value of Unexercised
                                              Underlying Unexercised         In-the-Money Options
                       Shares       Value     Options at Fiscal Year        At Fiscal Year End ($)
                    Acquired on    Realized           End (#)                     Exercisable/
Name               Exercised (#)     ($)     Exercisable/Unexercisable        Unexercisable (1)
----               -------------     ---     -------------------------        -----------------
Marc D. Tokayer         --            --                       --                             --

Emanuel Kronitz         --            --          108,666/195,834(2)         $650,909/$1,173,045

Baruch Sollish          --            --            20,000/60,000            $  119,800/$206,400

----------

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($6.00) on December 31, 1999, as reported on the OTC Electronic Bulletin Board.
(2) On January 12, 2000, the terms of an option to purchase an aggregate of 235,000 shares were amended to provide that options to purchase 150,000 shares became immediately vested and exercisable.

Stock Option Plans

      1996 Incentive and Non-Qualified Stock Option Plan. We adopted our 1996 Incentive and Non-Qualified Stock Option Plan (the "1996 Option Plan") in order to assist us in attracting, retaining and motivating qualified employees. The 1996 Option Plan provides for the grant to qualified employees (including officers and directors) of options to purchase shares of Common Stock. A total of 1,500,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1996 Option Plan.

      The 1996 Option Plan is administered by the Board of Directors. The Board has discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1996 Option Plan. Options granted under the 1996 Option Plan may be non-qualified stock options or incentive stock options (an option which qualifies under Section 422 of the U.S. Internal Revenue Code) but in any case the exercise price of incentive stock options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an incentive stock option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an incentive stock option to any employee who owns more than 10% of the outstanding Common Stock). The Board may, in its discretion
(i) accelerate the date or dates on which all or any particular option or options granted under the 1996 Option Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the 1996 Option Plan may be exercised, provided, that no such extension will be permitted if it would cause the 1996 Option Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Except as otherwise determined by the Board at the date of the grant of the option, and subject to the provisions of the 1996 Option Plan, an optionee may exercise an option at any time within one year (or within such lesser period as may be specified in the applicable option agreement) following termination of the optionee's employment or other relationship with us if such termination was due to the death or disability (as defined) of the optionee but in no event later than the expiration date of the option. Except as otherwise determined by the Board at the date of the grant of an option, if the termination of the optionee's employment or other relationship is for any other reason the option will expire immediately upon such termination. Options granted under the 1996 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1996 Option Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

      As of May 30, 2000, options to purchase 1,169,500 shares of Common Stock were outstanding under the 1996 Option Plan and an additional 341,500 shares of Common Stock were available for issuance. However, upon (and subject to) the adoption of the proposed 2000 Equity Incentive Plan (as described under Proposal No. 3 below), the Company intends to discontinue the use of the 1996 Option Plan and to use the proposed 2000 Equity Incentive Plan for any option awards that may be made to its employees.

      Non-Executive Directors Stock Option Plan. The Company adopted its 1998 Non-Executive Director Stock Option Plan (the "Directors' Plan") in July 1998 to provide an incentive for attracting and retaining the service as members of the Board of Directors of qualified individuals who are not otherwise employed by the Company or any subsidiary.

      The Directors' Plan is administered by the Board of Directors. The Company has reserved 25,000 shares of Common Stock under the Directors' Plan for issuance upon the exercise of options. Options are exercisable upon the date of grant and expire five years from the date of grant. Options under the Directors' Plan expire two months after the termination of a grantee's services as a director. The exercise price of any option under the Directors' Plan will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. No options may be granted under the Directors' Plan after July 2008.

      As of May 30, 2000, options to purchase 10,000 shares of Common Stock were outstanding under the Directors' Plan. There are currently available for issuance under the Directors' Plan options to acquire an additional 15,000 shares of Common Stock.

Employment Agreements

      The Company's Israeli subsidiary entered into an employment agreement in August 1994, with Marc D. Tokayer, pursuant to which Mr. Tokayer is employed as the subsidiary's General Manager for a term which is automatically renewable from year to year unless either party gives notice of termination at least 90 days prior to the current expiration date. Mr. Tokayer is also the Company's Chairman of the Board, Chief Executive Officer and President. Mr. Tokayer currently receives an annual salary of $120,000, subject to increase and the grant of a performance bonus in the Board's discretion. If Mr. Tokayer is terminated other than for engaging in willful misconduct or acts of bad faith or conviction of a felony, he will be entitled to continue to receive his salary and benefits for an additional 12 months, subject to certain limitations.

      The Company entered into an employment agreement with Emanuel Kronitz as of June 1, 1999, pursuant to which Mr. Kronitz is employed as the Company's Chief Operating Officer. The agreement is for a term of one year and is automatically renewable for additional one-year terms, unless terminated by either party upon 90 days prior notice. Mr. Kronitz is paid a monthly salary of $5,000 plus benefits.

      The Company's Israeli subsidiary entered into an employment agreement with Dr. Baruch Sollish in December 1994, which was amended in July 1998. Pursuant to the agreement Dr. Sollish is employed as Director of Product Research and Development of the Israeli subsidiary. The agreement is renewable for terms of three years, subject to termination by either party on not less than 60 days notice prior to the end of any term. The current term expires on December 1, 2001. Dr. Sollish currently receives an annual base salary of $120,000 subject to increase and the grant of a performance bonus in the board's discretion.

      Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with us for one year, or soliciting our employees for one year, following the termination of his employment.

Significant Employees

      Below is certain information relating to the significant employee of the Company who is not also a member of the Board of Directors:

      Emanuel Kronitz, age 40, has been the Chief Operating Officer of the Company since June 1, 1999. From January through May 1999 he served as CEO of Smart Vending Solutions Inc., which developed a novel vending machine based on free access technology. From November 1997 through January 1999, he was president of Orgad Creations Ltd., an Israeli company engaged in the electroforming of gold jewelry. From January 1996 through November 1997, he was a Senior Investment Manager at Leumi & Co., Investment Bankers Ltd., an Israeli investment bank, where he was in charge of an investment portfolio of approximately 30 high-tech and industrial companies. Between January 1994 and December 1995, he was a Vice President of Business Development at the Elul Group, an Israeli high-tech marketing and investment company, where he was primarily responsible for identifying and negotiating new business ventures. He received an LLB from Bar Ilan University, Tel Aviv in 1983 and an MBA from York University in Toronto in 1988.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As of November 24, 1999, the Company entered into an agreement with Macrovision Corporation to jointly design, develop and market a copy protection product designed to thwart the illegal copying of audio content on CDs, DVDs and other optical media. The new product will be based primarily upon the Company's MusicGuard technology as well as related Macrovision technology. The Company granted to Macrovision an exclusive world-wide royalty-bearing license to market the copy protection technology that is being jointly developed. The license to Macrovision relates to all technologies and products designed to prevent the illicit duplication of audio programs (including the audio portion of music videos, movies and other video or audio content) distributed on optical media (not limited to CDs and DVDs) and technologies for Internet digital rights management for audio applications.

      The Company is entitled to thirty percent (30%) of the net revenues collected by Macrovision or its affiliates from any products or components incorporating the proposed music protection technology. Under certain conditions, the Company's share of the net revenues may be readjusted to twenty-five percent (25%) of net revenues. The Company agreed to reimburse

Macrovision for up to $1 million of its costs incurred in the twelve months ending December 31, 2000 in co-developing and commercially launching the new product.

      As part of the agreement, the Company granted to Macrovision an exclusive world-wide license to modify and market DiscGuard, the Company's software anti-piracy product. Part of the DiscGuard technology license is royalty free. The encryption portion is royalty bearing. Macrovision has its own proprietary software anti-piracy product known as SafeDisc. For five years the Company is entitled to 5% of Macrovision's net revenues, if any, collected by Macrovision from the licensing of SafeDisc to customers located in the People's Republic of China. Other than for these revenues, the Company does not anticipate that we will receive any significant revenues as a result of the licensing of DiscGuard to Macrovision.

      Under the terms of the agreement, the Company also granted to Macrovision first refusal rights, exercisable until December 31, 2009, with respect to any music protection technology the Company develops which is not included in the license to Macrovision and any Internet digital rights management technologies the Company develops which are applicable to music, music video, video, software or data publishing products or markets. These rights include rights of ownership if the Company decides to sell the technology or worldwide exclusive marketing or distribution rights if the Company decides to license the technology. The Company's obligation is to negotiate a sale or license to Macrovision in good faith should the Company receive a bona fide offer from a third party to purchase or license the technology and should Macrovision notify the Company of its interest in acquiring the technology.

      On January 12, 2000 pursuant to a stock purchase agreement the Company sold to Macrovision 1,880,937 shares of Common Stock for $4,000,000 and granted to Macrovision rights of first refusal to purchase equity securities (including securities convertible or exchangeable into Common Stock) the Company proposes to sell to third parties if the amount of the securities to be sold would constitute a majority of the outstanding Common Stock. Subject to some exceptions, the Company further granted to Macrovision a right to purchase its pro rata share (based on Macrovision's then current ownership of Common Stock) of any equity securities the Company offers in private transactions above a certain amount. Macrovision waived its right of first refusal with respect to the Company's private placement in February 2000 of 1,800,000 shares of Common Stock and 900,000 Class A Warrants for an aggregate purchase price of $10 million. The Company has also granted Macrovision the right to designate an observer to attend meetings of the Board of Directors.

      In February 2000, the Company issued to Dimensional Partners Ltd. ("Dimensional") 720,000 shares of Common Stock and Class A Warrants to purchase 360,000 shares of Common Stock and undertook to issue, at the time of the exercise of the Class A Warrants, Class B Warrants to purchase an additional 180,000 shares of Common Stock. The issuance to Dimensional was part of a private placement of 1,800,000 shares of Common Stock and 900,000 Class A Warrants for an aggregate purchase price of $10 million that was completed in February 2000. The Class A Warrants are exercisable for a period of five years at an exercise price of $8.84 per share and upon exercise, the Company will issue Class B Warrants for an additional 450,000 shares. The Class B Warrants are exercisable for a period of three years from the date of issuance at an exercise price of $21.22. Under certain circumstances the Class A and Class B Warrants may be redeemed.

      In May 1999, the Company issued to Wall & Broad Equities, Inc., a consultant, warrants to purchase up to 1,300,000 shares of Common Stock at an exercise price per share of $0.01. To date, 796,798 of these warrants have been exercised.

      In July 1999, the Company issued to Machtec Ltd., a consultant, warrants to purchase up to 1,000,000 shares of Common Stock at an exercise price per share of $0.01. These warrants became exercisable in November 1999. In March 2000, Machtec exercised these warrants in their entirety.

      In January 2000, the Company issued to Mr. Tokayer, options under the 1996 Option Plan to purchase 347,000 shares of Common Stock at an exercise price per share of $4.00, of which options to purchase 173,000 shares were vested upon issuance and options to purchase 174,000 shares will vest over 12 months.

      In February 1999, the Company issued to Dr. Sollish options to purchase 50,000 shares of Common Stock. All of the options vested at the time they were issued. In November 1999, the Company issued to Dr. Sollish options to purchase 80,000 shares of Common Stock under the 1996 Option Plan, with 20,000 of these options being vested upon issuance with an exercise price of $.01 per share and 60,000 of these options vesting over a three-year period with an exercise price per share of $2.56. In January 2000, the Company issued to Dr. Sollish additional options to purchase 70,000 shares of Common Stock under our 1996 Option Plan, of which 30,000 options were fully vested upon grant at an exercise price of $4.00 per share, 20,000 options were fully vested upon grant at an exercise price of $.01 per share and the remaining 20,000 options with an exercise price of $.01 per share will vest upon the commercial launch of the audio content protection product being jointly developed by the Company and Macrovision.

      In June 1999, the Company granted options to purchase 235,000 shares of Common Stock under the 1996 Option Plan to Emanuel Kronitz, the Company's Chief Operating Officer, which options were to vest, subject to Mr. Kronitz's continued employment with the Company, in 36 equal monthly installments and have an exercise price of $.01 per share. On January 12, 2000, the options were amended to provide that 150,000 of Mr. Kronitz's options became vested and the balance of 85,000 options will vest in one lump sum on November 12, 2000. In November, 1999, the Company issued to Mr. Kronitz fully vested options to purchase an additional 69,500 under the 1996 Option Plan at an exercise price of $.01 per share.

      In May 2000, the Company issued to each of Messrs. Fine and Braunold, its non-employee directors, from the Directors' Plan, options to purchase up to 5,000 shares of Common Stock, at an exercise price per share equal to $4.00. The options vest, in each case, over a two-year period.

      Marc D. Tokayer, Chairman of the Board, The Tokayer Family Trust, Baruch Sollish, director, and four other stockholders with an aggregate of 1,137,430 shares of Common Stock, entered into a voting arrangement dated August 10, 1996, whereby they agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. This arrangement was terminated in July 1999.

      In November 1999, the Company issued to Gershon Tokayer, its sales manager and the brother of Marc D. Tokayer, the Chairman of the Board, options to purchase 249,500 shares of Common Stock under the 1996 Stock Option Plan, of which options to purchase 209,500 shares were immediately vested upon issuance at an exercise price of $.01 per share and 40,000 options were to vest over a three-year period at an exercise price of $2.56 per share.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and persons who own more than ten percent of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

      With respect to the filing requirements under Section 16(a) of the Exchange Act, the Company believes that for the year ended December 31, 1999:
(i) Dr. Sollish failed to timely file a Form 4 or 5 with respect to options awarded to him, (ii) Emanuel Kronitz failed to file a Form 3 in connection with his appointment as an officer and (iii) each of Mr. Tokayer, Dr. Sollish and Mr. Kronitz failed to file a Form 4 with respect to the disposition (in the case of Mr. Tokayer, by the Tokayer Family Trust) of shares of Common Stock.

                                 PROPOSAL NO. 1
                              Election of Directors

      The Board of Directors of the Company currently consists of four (4) members. The four persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

      It is the intention of the persons named in the accompanying proxy to vote FOR the election of the four persons named in the table below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

      The following table sets forth the name, age and position of each Director nominee:

Name                          Age     Position
----                          ---     --------

Marc D. Tokayer . . . . . .   43      Chairman of the Board, CEO,
                                      President, Treasurer and Director
Baruch Sollish, Ph.D. . . .   54      Vice President-Research and Development,
                                      Chief Technology Officer and Director
Michael Fine . . . . . . .    49      Director
Michael Braunold . . . . .    40      Director

      Marc D. Tokayer, has been Chairman of the Board of Directors, President, and Treasurer of the Company since he founded the Company in July 1994 and has been Chief Executive Officer of the Company since January 1999. He has served as President and Chairman of the Board of Directors of the Company's Israeli subsidiary since its inception in December 1994.

      Baruch Sollish, Ph.D, has been a director of the Company since December 1994 and has served as Vice President-Research and Development and Secretary of the Company since September 1996. From June 1987 through December 1994, Dr. Sollish founded and managed Peletronics Ltd., an Israel software company, engaged primarily in the field of smart cards and software design for personnel administration, municipal tax authorities and billing procedures at bank clearance centers. Dr. Sollish holds six United States patents in the fields of electro optics, ultrasound and electronics and has published and lectured extensively. Dr. Sollish received a Ph.D. in Electrical Engineering from Columbia University in 1973.

      Michael Fine has been a director of the Company since May 10, 2000. Since November 1992, Mr. Fine has been President of Fine Sound Productions, an independent music production firm. From April 1997 through May 1999, Mr. Fine worked at Deutsche Grammophon GmbH, where he served as Vice President, Artists and Repertoire, and was in charge of the music and recording program of one of the world's oldest record labels, having been founded in 1898. From September 1989 through April 1997, he was Vice-President of KOCH International LP and General Manager of KOCH International Classics. Koch International LP is a multi national music and media technology company and one of the world's largest independent distributors of recorded music. Mr. Fine is a Grammy Award winning producer.

      Michael Braunold has been a director of the Company since May 10, 2000. Since March 2000, Mr. Braunold has been the Chief Executive Officer and Director of PLT Solutions, Inc., a company engaged in providing solutions for rapid data telecommunication utilizing electrical power-lines. Since March 1998, Mr. Braunold also has been Chief Executive Officer and Chairman of the Board of SPO Medical Equipment Ltd., an Israeli company that specializes in medical technology related to pulse oximetry techniques. Prior to this assignment, Mr. Braunold was Senior Director of Business Development at Scitex Corporation Ltd., a multinational corporation specializing in visual information communication. In such capacity, Mr. Braunold played a strategic role in managing a team of professionals assigned to M&A activities. During his 12-year tenure at Scitex, he held various positions within the worldwide organization including a period in the US as Vice President of a Scitex US subsidiary company specializing in medical imaging. Mr. Braunold originates from the UK where he obtained a B.Sc. in Management Sciences and a Master of Business Administration from Imperial College Business School, London.

Certain Information Regarding the Board of Directors

      No family relationships exist among the officers or directors of the Company. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the Board. The Board has not authorized any audit, compensation or other committee. The Company anticipates that Board will authorize and staff such committees following the Annual Meeting.

      Board members do not receive any cash compensation for serving on the Board. Non-employee directors are entitled to receive stock options under the Directors' Plan. As of June 1,

2000, each of Messrs. Fine and Braunold has been issued options to purchase up to 5,000 shares of Common Stock at an exercise price per share of $4.00. See "Stock Option Plans."

      During the course of 1999, the Board held four meetings. Each incumbent director attended at least 75% of the meetings.

Board Recommendatation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2
 Amendment of the Certificate of Incorporation to Increase the Number of Shares
            of Common Stock that the Company is Authorized to Issue

      The Company's Certificate of Incorporation presently authorizes the issuance by the Company of up to thirty million (30,000,000) shares of stock, consisting of twenty-five million (25,000,000) shares of Common Stock and five million (5,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of the Record Date there were 16,321,439 shares of Common Stock issued and outstanding, and an additional 4,236,202 shares of Common Stock reserved for issuance under the Company's stock option plans or upon the exercise of warrants, leaving a balance of 4,492,359 authorized, unissued and unreserved shares of Common Stock. No shares of Preferred Stock are outstanding.

      Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has unanimously approved, and voted to recommend that the stockholders approve, the Certificate Amendment (in the form attached hereto as Exhibit A) whereby the number of shares of Common Stock which the Company would be authorized to issue would be increased to fifty million (50,000,000) shares. If the Certificate Amendment is approved by the stockholders at the Annual Meeting, the Company intends to file it with the Secretary of State of the State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

      The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock.

      Although the Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of the proposed additional shares of Common Stock except the 2000 Equity Incentive Plan discussed below, the Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Board of Directors believes that an increase in the authorized Common Stock would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the

Board of Directors may determine to be appropriate, without further authorization by stockholders.

      Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

Board Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3
                   Approval of the 2000 Equity Incentive Plan

      At the Annual Meeting, the stockholders will be asked to approve the Company's proposed 2000 Equity Incentive Plan (the "2000 Incentive Plan") in the form attached hereto as Exhibit B. The 2000 Incentive Plan was approved by the Board of Directors on May 30, 2000. A total of 1,500,000 shares of Common Stock have been reserved for issuance under the 2000 Incentive Plan.

      The Board of Directors believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The Board of Directors further believes that such awards have been a key element in the Company's growth. The adoption of the 2000 Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

      Currently, the Company has in effect the 1996 Option Plan, with a total of 1,500,000 shares of Common Stock reserved for issuance thereunder. As of May 30, 2000, options for 1,169,500 shares of Common Stock have been issued under the 1996 Option Plan. Upon and (subject to) the adoption of the proposed 2000 Incentive Plan, the Company intends to discontinue use of the 1996 Option Plan.

      Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company, each of the executive officers of the Company has an interest in the approval of the 2000 Incentive Plan in so far as they are eligible to participate in that plan.

Summary of the Terms of the 2000 Incentive Plan

The 2000 Incentive Plan Administration

      The 2000 Incentive Plan shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the 2000 Incentive Plan, is referred to herein as the "Committee." The Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Incentive Plan.

Shares Available

      The aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Incentive Plan is 1,500,000. Such shares may be authorized and unissued shares or treasury shares. The authorized and unissued shares under the 2000 Incentive Plan will represent approximately 9.0% of the Company's outstanding Common Stock as of May 30, 2000. If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any Performance Units awarded under the 2000 Incentive Plan are forfeited or canceled, the Performance Units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards,
(iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Eligibility

      Persons eligible to participate in the 2000 Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately four key employees presently are eligible for participation in the 2000 Incentive Plan.

Awards

      The 2000 Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The 2000 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and Performance Units. The 2000 Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

Stock Options and Stock Appreciation Rights

      The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

Restricted Stock

      The 2000 Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

Other Stock-based Awards, Bonus Stock and Awards in Lieu of Cash Obligations

      In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the 2000 Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Cash Payments

      The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

Performance Units

      The Committee is also authorized to grant Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time.

Performance-based Awards

      The Committee may (but is not required to) grant awards pursuant to the 2000 Incentive Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied. The maximum amount which may be granted as

Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 500,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the 2000 Incentive Plan, (ii) 500,000 Performance Units, (iii) a Tax Bonus payable with respect to the stock-based awards and Performance Units and (iv) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

Other Terms of Awards

      In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Incentive Plan. Awards granted under the 2000 Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The 2000 Incentive Plan grants the Committee broad discretion in the operation and administration of the 2000 Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the 2000 Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

Change of Control

      In the event of a change of control of the Company, all awards granted under the 2000 Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the

Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the 2000 Incentive Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing directors.

Amendment and Termination

      The 2000 Incentive Plan is of indefinite duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Incentive Plan.

Certain Federal Income Tax Consequences to the Company and the Participant

      The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2000 Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a Performance Unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employer, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

      If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

      With respect to other awards (including an SAR or a Performance Unit) granted under the 2000 Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of our employer) to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

      With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

      The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under
Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

Section 162(m) Provisions

      The 2000 Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the 2000 Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, if the 2000 Incentive Plan is approved by the stockholders, then the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should, once the Plan is administered by a Committee consisting solely of two or more "outside directors," and provided the other requirements of Section 162(m) of the Code are satisfied, not be subject to the deduction limit of Section 162(m) of the Code. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation.

Board Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2000 INCENTIVE STOCK OPTION PLAN.

                                 PROPOSAL NO. 4
                 Ratification of Independent Public Accountants

      The Board of Directors has appointed the firm of Brightman Almagor & Co. ("Brightman Almagor"), a member of Deloitte Touche Tohmatsu, as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000, subject to ratification by the Company's stockholders.

Auditor Change

      On June 30, 1998, we appointed Brightman Almagor (then known as BDO Almagor & Co.) to re-issue a report on our consolidated financial statements for the year ended December 31, 1997. On July 3, 1998, Schneider Ehrlich & Wengrover LLP (or SE&W) resigned as our independent auditors by mutual agreement. The decision to change accountants was approved by the Board of Directors.

      During the fiscal years ended December 31, 1997 and 1996 and the period between January 1, 1998, up to and including the day of its resignation, there were no disagreements between the Company and SE&W on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to SE&W's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. SE&W's report on our financial statements for such fiscal years indicated that substantial doubt exists regarding our ability to continue as a going concern.

      The audit of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as our independent accountants did not result in any changes to such financial statements, and the related audit report of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, also states that substantial doubt exists regarding our ability to continue as a going concern.

Board Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITORS PROPOSAL.

                                  OTHER MATTERS

      Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

      Under the rules of the SEC, proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than February 14, 2001. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2001 proxy statement.

                          ANNUAL AND QUARTERLY REPORTS

      Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including audited financial statements, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. Such Annual Report on Form 10-K and Quarterly Report on Form 10-Q do not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

      The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

                                   ----------

      It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                        By Order of the Board of Directors


                                        Marc D. Tokayer
                                        Chairman of the Board

June 14, 2000

                             TTR TECHNOLOGIES, INC.

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                  ANNUAL MEETING OF STOCKHOLDERS JULY 11, 2000

      The undersigned hereby constitutes and appoints EMANUEL KRONITZ and MARC
D. TOKAYER, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of TTR TECHNOLOGIES, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of TTR TECHNOLOGIES, INC., to be held on July 11, 2000, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

      1. ELECTION OF DIRECTORS. Nominees: MARC D. TOKAYER, DR. BARUCH SOLLISH, MICHAEL FINE, and MICHAEL BRAUNOLD (Mark only one of the following boxes.)

            |_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): __________________

            |_|   VOTE WITHHELD from all nominees.

      2. PROPOSAL TO APPROVE THE AMENDMENT TO THE CETIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 25 MILLION TO 50 MILLION SHARES.

            |_| FOR               |_| AGAINST               |_| ABSTAIN

      3. PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 2000 EQUITY INCENTIVE PLAN.

            |_| FOR               |_| AGAINST               |_| ABSTAIN

      4. PROPOSAL TO RATIFY THE APPOINTMENT OF BRIGHTMAN ALMAGOR & CO. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

            |_| FOR               |_| AGAINST               |_| ABSTAIN

      5. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

                        (Continue and sign on other side)

                           (Continued from other side)

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the proposal to approve the amendment to Company's certificate of incorporation, FOR the proposal to adopt the Company's 2000 Equity Incentive Plan and FOR the ratification of the appointment of Brightman Almagor & Co. as the Company's independent auditors for the fiscal year ending December 31, 2000.

      The undersigned acknowledges receipt of the accompanying Proxy Statement dated June 14, 2000.

                                        Dated: ___________________________, 2000


                                        ________________________________________


                                        ________________________________________
                                               Signature of Shareholder(s)

                                        (When signing as attorney, trustee,
                                        executor, administrator, guardian,
                                        corporate officer, etc., please give
                                        full title. If more than one trustee,
                                        all should sign. Joint owners must each
                                        sign.) Please date and sign exactly as
                                        name appears above.
                                        I plan |_| I do not plan |_|
                                        to attend the Annual Meeting.